Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements and financial statement schedules of Nationwide Life Insurance Company and subsidiaries, dated February 27, 2019, included herein. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1 (File No. 333-216964).
/s/ KPMG LLP
Columbus, Ohio
March 26, 2019